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                               HECHINGER COMPANY
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

FISCAL YEAR ENDED                              JANUARY 28,        JANUARY 29,       JANUARY 30,      FEBRUARY 1,     FEBRUARY 2,
                                                  1995                1994             1993             1992            1991
                                              ------------        -----------      -------------    -----------      -----------
Net (loss) earnings                           $(9,911,000)        $24,760,000      $(26,272,000)    $26,055,000      $23,259,000

Interest on 5-1/2% convertible debentures,
net of tax benefit                                     --                  --                --              --               --
                                              ------------        ------------     -------------    ------------     ------------

Net (loss) earnings for primary and fully
diluted (loss) earnings per share             $(9,911,000)        $24,760,000      $(26,272,000)    $26,055,000      $23,259,000
                                              ============        ============     =============    ============     ============



Weighted average shares outstanding            42,011,252          41,743,852        41,694,182      39,496,710       35,944,153

Dilutive effect of stock options,
restricted stock and performance
share awards after application of
the treasury stock method                              --             198,075                --         228,509           56,912

Additional shares issuable assuming full
conversion of the 5-1/2% debentures
into Class A common stock                              --                  --                --              --               --
                                              ------------        ------------     -------------    ------------     ------------

Common and common equivalent shares
outstanding for primary (loss)
earnings per share                             42,011,252          41,941,927        41,694,182      39,725,219       36,001,065

Additional dilution from stock options,
restricted stock and performance share
awards after application of the treasury
stock method                                           --              33,011                --          51,836               --
                                              ------------        ------------     -------------    ------------     ------------

Common and common equivalent shares
outstanding for fully diluted (loss)
earnings per share                             42,011,252          41,974,938        41,694,182      39,777,055       36,001,065
                                              ============        ============     =============    ============     ============



Primary (loss) earnings per common share      $     (0.24)        $      0.59       $     (0.63)     $     0.66      $      0.65
                                              ============        ============     =============    ============     ============

Fully diluted (loss) earnings per
common share                                  $     (0.24)        $      0.59       $     (0.63)     $     0.66      $      0.65
                                              ============        ============     =============    ============     ============
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